EXHIBIT 99.1
FIFTH AMENDMENT AND CONSENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     This Fifth Amendment and Consent to Amended and Restated Loan and Security Agreement is entered into as of February 28, 2006 (the “Amendment”), by and between COMERICA BANK, successor by merger to Comerica Bank — California (“Bank”) and MANTAS, INC. (“Borrower”).
RECITALS
     A. Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 15, 2002, as amended, including without limitation by that certain Loan Extension dated as of December 14, 2003, that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of March 19, 2004, that certain Second Amendment to amended and Restated Loan and Security Agreement dated as of March 31, 2004, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of January 28, 2005, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of March 14, 2005, and that certain letter agreement dated January 28, 2006 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
     B. In addition, Sotas, Inc. desire to sell certain assets to Subex Systems Ltd., pursuant to the terms set forth in the Term Sheet dated December 22, 2005 in the form disclosed to Bank (the “Asset Sale”). Borrower has requested that Bank consent to the Asset Sale, and Bank has agreed to do so, subject to the terms and conditions of this Amendment.
     NOW, THEREFORE, the parties agree as follows:
     1. Section 6.7(c) of the Agreement is hereby amended to read as follows:
     (c) EBITDA. Borrower shall maintain at all times during which the aggregate amount of all outstanding Credit Extensions is greater than $3,500,000, an EBITDA for the periods set forth on Schedule 1 attached hereto and incorporated herein by reference, in an amount no less than the amount set forth below the corresponding period on Schedule 1. As used herein, “EBITDA” means Borrower’s net income plus interest, taxes, depreciation, amortization and non-cash stock compensation expenses, excluding the effect of the telecommunications operations which will be discontinued as a result of the Asset Sale.
     2. The following defined term is hereby amended in Exhibit A to the Agreement to read as follows:
     “Revolving Maturity Date” means February 28, 2007.
     3. The reference to “that arise in the ordinary course of Borrower’s and Sotas’ business” in the definition of “Eligible Accounts” on Exhibit A to the Agreement is hereby amended to read “that arise in the ordinary course of Borrower’s business”.
     4. Schedule 1 is hereby amended in its entirety to read as Schedule 1 attached hereto.
     5. Consent. Bank consents to the Asset Sale and will release it UCC filing against the assets sold pursuant to the Asset Sale (the “Purchased Assets”). Bank waives any violation of Section 7.1 of the Agreement that may occur as a result of the Asset Sale. Bank does not consent to any failure by Borrower to comply with any other provisions of the Loan Documents, whether as a result of the Asset Sale or otherwise. This consent is not a continuing consent with respect to any failure to perform any Obligations after consummation of the Asset Sale.
     6. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement, except to the extent such security interest are being released pursuant to Section 17 below.
     7. Other than with respect to the Purchased Assets, Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
     8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     9. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
          (a) this Amendment, duly executed by Borrower;
          (b) Unconditional Guaranty (Safeguard);
          (c) Affirmation of Guaranty (Sotas);
          (d) a nonrefundable amendment fee equal to $3,000 plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and
          (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MANTAS, INC.

By: /s/ Kristyn Reed-Salow

Title: Chief Financial Officer
Name: Kristyn Reed-Salow

COMERICA BANK

By: /s/ Beth Kinsey

Title: Senior Vice President
Name: Beth Kinsey

3